UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported) December 16, 2002

                               HEALTHEXTRAS, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)

         Delaware                      0-31014              52-2181356
 ------------------------------     ----------           -------------
(State or other Jurisdiction of     (Commission          (IRS Employer
incorporation)                      File Number)         Identification No.)

          2273 Research Boulevard, 2nd Floor, Rockville, Maryland 20850
          -------------------------------------------------------------
                    (Address of principal executive offices)

                                 (301) 548-2900
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OF OR DISPOSITION OF ASSETS.
         ---------------------------------------

 On December 16, 2002, HealthExtras, Inc. (NASDAQ: HLEX) announced the acquisition of Pharmacy Network National Corporation ("PNNC") from Pharmacy Network National Corporation Trust. PNNC is a provider of pharmacy benefit management services to a diverse client base with significant geographic concentration in the Carolinas and Tennessee. The acquisition was effective as of December 1, 2002.

 Funding for the $21 million cash transaction was derived from the Company's working capital. The Company has also increased its revolving credit facility with a commercial bank by $10 million to maintain operating working capital at recently reported levels.

 A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The summary transaction described above is qualified by reference to the stock purchase agreement attached as an exhibit hereto and incorporated by reference herein.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
         ------------------------------------------------------------------

         (a) (b) Financial statements shall be provided by amendment to this Form 8-K within the time frames specified.

         (c) Exhibits: The following exhibits are filed as part of this report:

                  Exhibit No.  Description
                  -----------  -----------

                  2.4 Pharmacy Network National Corporation Stock Purchase Agreement Dated As of December 1, 2002 by and among HealthExtras, Inc. Purchaser, and Pharmacy Network National Corporation Trust, Seller.

                  99.1         Press Release Dated December 16, 2002.

                                                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 16, 2002              By: /s/ Michael P. Donovan
                                          ----------------------
                                          Michael P. Donovan
                                          Chief Financial Officer and
                                          Chief Accounting Officer